EXHIBIT 99.2


                                  GENTEK INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                   (unaudited)


                                                                 August 31, 2003
                                    ASSETS
Current assets:
    Cash and cash equivalents...............................      $     111,018
    Receivables, net........................................            175,814
    Inventories.............................................            104,437
    Other current assets....................................             26,386
                                                                  -------------
      Total current assets..................................            417,655
Property, plant and equipment, net..........................            280,495
Goodwill....................................................            127,872
Deferred income taxes.......................................             45,406
Other assets................................................             30,046
                                                                  -------------
      Total assets..........................................      $     901,474
                                                                  =============
                           LIABILITIES AND DEFICIT
Current liabilities:
    Accounts payable........................................      $      46,647
    Accrued liabilities.....................................            132,553
    Current portion of long-term debt.......................             14,535
                                                                  -------------
      Total current liabilities.............................            193,735
Long-term debt..............................................              2,241
Liabilities subject to compromise...........................          1,120,137
Other liabilities...........................................            129,222
                                                                  -------------
      Total liabilities.....................................          1,445,335
      Deficit...............................................           (543,861)
                                                                  -------------
         Total liabilities and deficit......................      $     901,474
                                                                  =============